SUPPLEMENTAL INFORMATION Q3 2024 November 7, 2024 Exhibit 99.2

FORWARD LOOKING STATEMENTS In addition to historical information, this presentation may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to any historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “future,” “intend,” “outlook,” “potential,” “project,” “projection,” “plan,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other similar expressions. You should evaluate all forward-looking statements made in this presentation in the context of the risks and uncertainties disclosed in our filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at https://investors.firstwatch.com/financial-information/sec- filings. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: uncertainty regarding the Russia-Ukraine war, the Israel-Hamas war and the related impact on macroeconomic conditions, including inflation, as a result of such conflicts or other related events; our vulnerability to changes in economic conditions and consumer preferences; our inability to successfully open new restaurants or establish new markets; our inability to effectively manage our growth; potential negative impacts on sales at our and our franchisees’ restaurants as a result of our opening new restaurants; a decline in visitors to any of the retail centers, lifestyle centers, or entertainment centers where our restaurants are located; lower than expected same-restaurant sales growth; unsuccessful marketing programs and limited time new offerings; changes in the cost of food; unprofitability or closure of new restaurants or lower than previously experienced performance in existing restaurants; our inability to compete effectively for customers; unsuccessful financial performance of our franchisees; our limited control over our franchisees’ operations; our inability to maintain good relationships with our franchisees; conflicts of interest with our franchisees; the geographic concentration of our system-wide restaurant base in the southeast portion of the United States; damage to our reputation and negative publicity; our inability or failure to recognize, respond to and effectively manage the accelerated impact of social media; our limited number of suppliers and distributors for several of our frequently used ingredients and shortages or disruptions in the supply or delivery of such ingredients; information technology system failures or breaches of our network security; our failure to comply with federal and state laws and regulations relating to privacy, data protection, advertising and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection, advertising and consumer protection; our potential liability with our gift cards under the property laws of some states; our failure to enforce and maintain our trademarks and protect our other intellectual property; litigation with respect to intellectual property assets; our dependence on our executive officers and certain other key employees; our inability to identify, hire, train and retain qualified individuals for our workforce; our failure to obtain or to properly verify the employment eligibility of our employees; our failure to maintain our corporate culture as we grow; unionization activities among our employees; employment and labor law proceedings; labor shortages or increased labor costs or health care costs; risks associated with leasing property subject to long-term and non-cancelable leases; risks related to our sale of alcoholic beverages; costly and complex compliance with federal, state and local laws; changes in accounting principles applicable to us; our vulnerability to natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism; our inability to secure additional capital to support business growth; our level of indebtedness; failure to comply with covenants under our credit facility; and the interests of our largest stockholder may differ from those of public stockholders. The forward-looking statements included in this presentation are made only as of the date hereof and are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. NON-GAAP FINANCIAL MEASURES (UNAUDITED) To supplement the consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we use the following non-GAAP measures, which present operating results on an adjusted basis: (i) Adjusted EBITDA, (ii) Adjusted EBITDA margin, (iii) Restaurant level operating profit and (iv) Restaurant level operating profit margin. Our presentation of these non-GAAP measures includes isolating the effects of some items that are either nonrecurring in nature or vary from period to period without any correlation to our ongoing core operating performance. These supplemental measures of performance are not required by or presented in accordance with GAAP. Management believes these non-GAAP measures provide investors with additional visibility into our operations, facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance, help to identify operational trends and allow for greater transparency with respect to key metrics used by management in our financial and operational decision making. Our non-GAAP measures may not be comparable to similarly titled measures used by other companies and have important limitations as analytical tools. These non-GAAP measures should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP as they may not provide a complete understanding of our performance. These non-GAAP measures should be reviewed in conjunction with our consolidated financial statements prepared in accordance with GAAP. This presentation does not constitute an offer to sell or a solicitation of an offer to buy any securities. 2 CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS AND NON-GAAP FINANCIAL MEASURES

GOOD MORNING!

We are First Watch.

We're the leaders of the **Daytime Dining** category – a segment comprised of culinary-driven concepts operating exclusively during daytime hours. Our performance and successes are achieved during *one* 7½-hour shift, from 7 a.m. to 2:30 p.m.

We serve **made-to-order** breakfast, brunch and lunch using fresh ingredients, and our culture is built around a simple, people-focused mission: "You First."

Our **elevated offering** capitalizes on three long-term consumer trends: the growing breakfast daypart, an increasing demand for fresh, healthy food and the heightened importance of on-demand dining.

We appeal to a **broad mix of customers** across generations from Gen Z to Baby Boomers.

Since 1983, we have delivered sales and unit growth as a result of our broad brand appeal. At the end of the third quarter, we operated 547 system-wide restaurants in 29 states, and we believe we're just getting started.



FIRST WATCH

3

PERFORMANCE & COMMENTARY Q3 2024

6 Q2 2024 HIGHLIGHTS Q3 2024 Highlights: • Total revenues increased 14.8% to $251.6 million in Q3 2024 from $219.2 million in Q3 2023 • System-wide sales increased 8.0% to $291.8 million in Q3 2024 from $270.3 million in Q3 2023 • Same-restaurant sales growth of negative 1.9% and same-restaurant traffic growth of negative 4.4%* • Income from operations margin decreased to 2.5% in Q3 2024 from 3.6% in Q3 2023 • Restaurant level operating profit margin** increased to 18.9% in Q3 2024 from 18.7% in Q3 2023 • Net income decreased to $2.1 million, or $0.03 per diluted share, in Q3 2024 from $5.4 million, or $0.09 per diluted share, in Q3 2023 • Adjusted EBITDA** increased to $25.6 million in Q3 2024 from $21.6 million in Q3 2023 • Opened 9 system-wide restaurants in 8 states, resulting in a total of 547 system-wide restaurants (466 company-owned and 81 franchise-owned) across 29 states * Comparing the thirteen-week periods ended September 29, 2024 and October 1, 2023 in order to compare like-for-like periods. ** See Non-GAAP Financial Measures Reconciliations section below.

“We are pleased with our performance in Q3 as it reflects our teams’ superb restaurant- level operations, especially considering an uneven consumer backdrop. Traffic picked up through the quarter, our employee turnover once again improved and remains favorable relative to the industry as a whole and Adjusted EBITDA grew 18%. We are committed to ensuring our people and real estate pipelines are in place to support our growth to 2,200 locations.” Chris Tomasso, First Watch CEO and President 7

A TASTE OF Q3

Fall | August 20 – October 28, 2024



MILLION DOLLAR BREAKFAST SANDWICH

Million Dollar Bacon, all-natural pork sausage patty, an over-easy cage-free egg, smoked Wisconsin Gouda, fresh arugula and Mike's Hot Honey® drizzled on a griddled English muffin. Served with lemon-dressed organic mixed greens.



HONEY BACON BRUSSELS HASH

Hardwood smoked bacon and honey-roasted brussels sprouts in a potato hash topped with Cheddar and Monterey Jack, house-roasted onions, two cage-free eggs any style, herbed goat cheese, lemon-dressed arugula and a drizzle of chili crisp.



PUMPKIN PANCAKE BREAKFAST

A classic, seasonal First Watch favorite. Two cage-free eggs cooked any style plus one of our signature spiced Pumpkin Pancakes and a Jones Dairy Farm all-natural chicken sausage patty.



BLAZING DRAGON

Fresh juice featuring strawberry, lemon, cane sugar and dragon fruit.

FIRST WATCH

8

A TASTE OF Q4

Holiday | October 29, 2024 – January 6, 2025



STAY GOLDEN CINNAMON ROLL

A freshly baked cinnamon roll glazed with lemon cream cheese icing and gilded with luxurious gold sprinkles.



DOUBLE CRUNCH BREAKFAST TACOS

Two double-layered tacos, each with a wheat-corn tortilla filled with refried black beans and Cheddar and Monterey Jack, wrapped around a crispy corn tortilla shell filled with scrambled cage-free eggs, hardwood smoked bacon and hand-pulled carnitas. Topped with lime crema, housemade pico de gallo, fresh avocado and cilantro. Served with a cup of fresh fruit sprinkled with Tajin® seasoning.



STEAK & EGGS HASH

Seared steak, house-roasted Crimini mushrooms and onions, Mozzarella and fresh spinach in a potato hash. Topped with two cage-free eggs any style, Parmesan cream sauce and fresh herbs. Served with Parmesan-crusted ciabatta.



CINNAMON CHIP PANCAKE BREAKFAST

A classic, seasonal First Watch favorite. Two cage-free eggs cooked any style with a cinnamon chip pancake and your choice of hardwood smoked bacon or chicken, pork or turkey sausage.

FIRST WATCH
9

Based upon third quarter results and current trends, the Company updated the following guidance metrics for the 52-week fiscal year ending December 29, 2024: • Same-restaurant sales growth of around negative 1% with same restaurant traffic growth of negative 4.0%-4.5% • Total revenue growth in the range of 16.5% to 17.0%(1) • Adjusted EBITDA(2) in the range of $110.0 million to $112.0 million(1) • Total of 47 new system-wide restaurants, net of 2 company-owned restaurant closures (43 new company-owned restaurants and 6 new franchise-owned restaurants) • Blended tax rate of around 33.0% • Capital expenditures of around $130.0 million invested primarily in new restaurant projects and planned remodels(3) 10 OUTLOOK _______________________________________________________________________ (1) Includes net impact of approximately 7.0% in total revenue growth and approximately $14.0 million in Adjusted EBITDA associated with completed acquisitions. (2) We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, a reconciliation to the corresponding GAAP financial measure is not available without unreasonable effort. (3) Does not include the capital outlays associated with the acquisition of franchise-owned restaurants. UPDATED OUTLOOK FOR FISCAL YEAR 2024

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

The following table summarizes our results of operations and the percentages of items in our Consolidated Statements of Operations in relation to Total revenues or, where indicated, Restaurant sales for fiscal years 2023, 2022, 2021, the thirteen and thirty-nine weeks ended September 29, 2024 and the thirteen and thirty-nine weeks ended September 24, 2023:

	THIRTEEN WEEKS ENDED				THIRTY-NINE WEEKS ENDED				FISCAL YEAR					
(in thousands)	September 29, 2024		September 24, 2023		September 29, 2024		September 24, 2023		2023		2022		2021	
Revenues														
Restaurant sales	$ 248,965	98.9%	$ 215,495	98.3%	$ 743,730	98.8%	$ 636,050	98.3%	$ 877,092	98.4%	$ 719,181	98.5%	$ 592,343	98.5%
Franchise revenues	2,644	1.1%	3,717	1.7%	8,889	1.2%	10,868	1.7%	14,459	1.6%	10,981	1.5%	8,850	1.5%
Total revenues	251,609	100.0%	219,212	100.0%	752,619	100.0%	646,918	100.0%	891,551	100.0%	730,162	100.0%	601,193	100.0%
Operating costs and expenses														
Restaurant operating expenses (1) (exclusive of depreciation and amortization shown below):														
Food and beverage costs	55,865	22.4%	48,709	22.6%	163,852	22.0%	143,028	22.5%	197,374	22.5%	172,561	24.0%	134,201	22.7%
Labor and other related expenses	83,756	33.6%	73,137	33.9%	247,332	33.3%	212,312	33.4%	294,010	33.5%	238,257	33.1%	189,167	31.9%
Other restaurant operating expenses	38,891	15.6%	33,694	15.6%	113,232	15.2%	97,572	15.3%	134,477	15.3%	114,476	15.9%	94,847	16.0%
Occupancy expenses	21,075	8.5%	17,555	8.1%	60,733	8.2%	49,950	7.9%	68,400	7.8%	59,919	8.3%	55,433	9.4%
Pre-opening expenses	2,387	1.0%	2,035	0.9%	5,782	0.8%	4,323	0.7%	7,173	0.8%	5,414	0.8%	3,310	0.6%
General and administrative expenses	27,680	11.0%	25,179	11.5%	82,527	11.0%	73,168	11.3%	103,121	11.6%	84,959	11.6%	70,388	11.7%
Depreciation and amortization	15,153	6.0%	10,434	4.8%	41,960	5.6%	28,992	4.5%	41,223	4.6%	34,230	4.7%	32,379	5.4%
Impairments and loss on disposal of assets	114	0.0%	185	0.1%	386	0.1%	618	0.1%	1,359	0.2%	920	0.1%	381	0.1%
Transaction expenses, net	375	0.1%	546	0.2%	1,769	0.2%	2,543	0.4%	3,147	0.4%	2,513	0.3%	(1,156)	(0.2%)
Total operating costs and expenses	245,296	97.5%	211,474	96.5%	717,573	95.3%	612,506	94.7%	850,284	95.4%	713,249	97.7%	578,950	96.3%
Income from operations (1)	6,313	2.5%	7,738	3.6%	35,046	4.7%	34,412	5.4%	41,267	4.7%	16,913	2.4%	22,243	3.8%
Interest expense	(3,441)	(1.4%)	(1,848)	(0.8%)	(9,421)	(1.3%)	(5,792)	(0.9%)	(8,063)	(0.9%)	(5,232)	(0.7%)	(20,099)	(3.3%)
Other income, net	624	0.2%	771	0.4%	1,663	0.2%	1,950	0.3%	2,871	0.3%	910	0.1%	(1,774)	(0.3%)
Income before income taxes	3,496	1.4%	6,661	3.0%	27,288	3.6%	30,570	4.7%	36,075	4.0%	12,591	1.7%	370	0.1%
Income tax expense	(1,384)	(0.6%)	(1,243)	(0.6%)	(9,062)	(1.2%)	(7,833)	(1.2%)	(10,690)	(1.2%)	(5,684)	(0.8%)	(2,477)	(0.4%)
Net income	$ 2,112	0.8%	$ 5,418	2.5%	$ 18,226	2.4%	$ 22,737	3.5%	$ 25,385	2.8%	$ 6,907	0.9%	$ (2,107)	(0.4%)
	-													
Net income (loss)	2,112		5,418		18,226		22,737		25,385		6,907		(2,107)	
Other comprehensive loss:														
Unrealized (loss) gain on derivatives	(3,560)		1,257		(2,421)		1,097		(889)		-		-	
Income tax related to other comprehensive loss	888		(272)		604		(272)		222		-		-	
Comprehensive income (loss)	$ (560)		$ 6,403		$ 16,409		$ 23,562		$ 24,718		$ 6,907		$ (2,107)	
Net income (loss) per common share - basic	$ 0.03		$ 0.09		$ 0.30		$ 0.38		$ 0.43		$ 0.12		$ (0.04)	
Net income (loss) per common share - diluted	$ 0.03		$ 0.09		$ 0.29		$ 0.37		$ 0.41		$ 0.11		$ (0.04)	
Weighted average number of common shares outstanding - basic	60,428,016		59,646,027		60,275,167		59,424,989		59,531,404		59,097,512		48,213,995	
Weighted average number of common shares outstanding - diluted	61,851,127		61,562,524		62,343,751		61,016,105		61,191,613		60,140,045		48,213,995	

(1) As a percentage of restaurant sales

FIRST WATCH

11

SELECTED OPERATING DATA

	THIRTEEN WEEKS		THIRTY-NINE WEEKS		FISCAL YEAR			
	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023	2023		2022	2021
Operating weeks	13	13	39	39	53		52	52
System-wide restaurants	547	505	547	505	524		474	435
Company-owned	466	402	466	402	425		366	341
Franchise-owned	81	103	81	103	99		108	94
System-wide sales (in thousands)	$291,806	$270,291	$880,364	$806,556	$1,103,089		$914,816	$750,674
Same-restaurant sales growth *	(1.9%)	4.8%	(0.6%)	8.5%	7.6%	**	14.5%	63.0%
Same-restaurant traffic growth *	(4.4%)	(1.9%)	(4.3%)	0.7%	0.2%	**	7.7%	52.6%
Average Unit Volume (in thousands) (1)					$2,250		$2,032	$1,786
Income (loss) from operations (in thousands)	$6,313	$7,738	$35,046	$34,412	$41,267		$16,913	$22,243
Income (loss) from operations margin	2.5%	3.6%	4.7%	5.4%	4.7%		2.4%	3.8%
Restaurant level operating profit (in thousands) (2)	$46,991	$40,365	$152,799	$128,865	$175,658		$128,936	$115,404
Restaurant level operating profit margin (2)	18.9%	18.7%	20.5%	20.3%	20.0%		17.9%	19.5%
Net income (in thousands)	$2,112	$5,418	$18,226	$22,737	$25,385		$6,907	($2,107)
Net income margin	0.8%	2.5%	2.4%	3.5%	2.8%		0.9%	(0.4%)
Adjusted EBITDA (in thousands) (3)	$25,624	$21,629	$89,539	$74,858	$99,483		$69,278	$66,301
Adjusted EBITDA margin (3)	10.2%	9.9%	11.9%	11.6%	11.2%		9.5%	11.0%

** Comparing the thirteen and thirty-nine-week periods ended September 29, 2024 with the thirteen and thirty-nine-week periods ended October 1, 2023 in order to compare like-for-like periods.*

*** Comparison to the 53 weeks ended January 1, 2023, is provided for enhanced comparability.*

(1) Average unit volume presented on an annual basis only.

(2) Reconciliations from Income from operations and Income from operations margin, the most comparable GAAP measures, to Restaurant level operating profit and Restaurant level operating profit margin, are set forth in the schedules within the Non-GAAP Financial Measures Reconciliations section below.

(3) Reconciliations from Net income and Net income margin, the most comparable GAAP measures, to Adjusted EBITDA and Adjusted EBITDA margin, are set forth in the schedules within the Non-GAAP Financial Measures Reconciliations section below.

FIRST WATCH 12

APPENDIX

ATTRACTIVE NEW UNIT ECONOMICS, FLEXIBLE SIZE, WORKS EVERYWHERE

$2.6M	18-20%	~35%	18%+
Year 3 Avg Sales(1)	Year 3 Restaurant-Level Operating Profit (1)	Year 3 Cash-On-Cash Returns(1)(2)	IRR(3)

Our flexible box size of ~3,800–6,600 sq ft with an average net build-out cost of ~$1.6M allows us to fit in any real estate and supports visibility to 2,200 restaurants

- Demonstrated success of rapid unit growth
- *15.1% system-wide unit CAGR from 2014-2023*
- 524 locations across the U.S. at the 2023 year end
- Proven portability with restaurants in our top decile spanning 10 states and 20 DMAs

SYSTEM-WIDE RESTAURANT COUNT BY STATE AS OF 2023 YEAR END



5
11
19
5
6
40
11
4
7
7
1
19
1
10
24
24
16
1
36
20
31
3
7
5
23
1
63
1
123

FLORIDA	TEXAS	OHIO	ARIZONA	MISSOURI
123	63	40	31	24
$2.2M AUV	$2.2M AUV	$2.2M AUV	$2.2M AUV	$2.3M AUV

(1) Representative of our target 3-year new units performance, which is comparable to the historical 3-year performance of our new restaurants. (2) Cash-on-Cash Return is defined as Restaurant Level Operating Profit (excluding gift card breakage and deferred rent expense (income)) in the third year of operation (months 25-36 of operation) for company-owned restaurants divided by their cash build-out expenses, net of landlord incentives. (3) The Internal Rate of Return (IRR) is the annual growth rate that makes the net present value (NPV) of all cash flows from the investment zero. IRR represents the minimum yearly return needed for the investment in a new restaurant location to break even over the lease term. Note: Restaurant counts represent system-wide restaurants. AUV metrics by state is for Company-Owned restaurants only, representing trailing 12 months as of the end of Q4 2023.

FIRST WATCH
14

15 ** Pre-opening expenses are presented in one line item on the Consolidated Statements of Operations and Comprehensive Income (Loss) Same-Restaurant Sales & Traffic Growth Pre-opening Expenses** HISTORICAL DATA *Comparing the thirteen and thirty-nine-week periods ended September 29, 2024 with the thirteen and thirty-nine-week periods ended October 1, 2023 in order to compare like-for-like periods. . Q1 Q2 Q3 YTD Q3 Q1 Q2 Q3 Q4 FY Q1 Q2 Q3 Q4 FY Other restaurant operating expenses $ 957 $ 928 $ 828 $ 2,713 $ 654 $ 643 $ 1,122 $ 1,956 $ 4,375 $ 648 $ 563 $ 813 $ 1,301 $ 3,325 Occupancy expenses 610 900 1,559 3,069 382 609 913 894 2,798 337 531 677 544 2,089 Total Pre-opening expenses $ 1,567 $ 1,828 $ 2,387 $ 5,782 $ 1,036 $ 1,252 $ 2,035 $ 2,850 $ 7,173 $ 985 $ 1,094 $ 1,490 $ 1,845 $ 5,414 2023 20222024 Q1 Q2 Q3 YTD Q1 Q2 Q3 Q4 FY Q1 Q2 Q3 Q4 FY Same-Restaurant Sales Growth 0.5% (0.3%) (1.9%)* (0.6%)* 12.9% 7.8% 4.8% 5.0% 7.6% 27.2% 13.4% 12.0% 7.7% 14.5% Same-Restaurant Traffic Growth (Decline) (4.5%) (4.0%) (4.4%)* (4.3%)* 5.1% (1.2%) (1.9%) (1.3%) 0.2% 21.9% 8.1% 3.7% (0.6%) 7.7% Comparable Restaurant Base 344 344 344 344 328 327 327 327 327 305 304 303 301 301 2024 2023 2022

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

Adjusted EBITDA and Adjusted EBITDA margin

Management uses Adjusted EBITDA and Adjusted EBITDA margin (i) as factors in evaluating management's performance when determining incentive compensation, (ii) to evaluate the Company's operating results and the effectiveness of our business strategies, (iii) internally as benchmarks to compare the Company's performance to that of its competitors and (iv) to provide investors with additional transparency of the Company's operations. The use of Adjusted EBITDA and Adjusted EBITDA margin as performance measures permit a comparative assessment of the Company's operating performance relative to the Company's performance based on the Company's GAAP results, while isolating the effects of some items that are either nonrecurring in nature or vary from period to period without any correlation to the Company's ongoing core operating performance.

The adjacent table reconciles Net income (loss) and Net income (loss) margin, the most directly comparable GAAP measures, to Adjusted EBITDA and Adjusted EBITDA margin, respectively, for the periods indicated.

	THIRTEEN WEEKS		THIRTY-NINE WEEKS		FISCAL YEAR		
(in thousands)	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023	2023	2022	2021
Net income (loss)	$2,112	$5,418	$18,226	$22,737	$25,385	$6,907	($2,107)
Depreciation and amortization	15,153	10,434	41,960	28,992	41,223	34,230	32,379
Interest expense	3,441	1,848	9,421	5,792	8,063	5,232	20,099
Income taxes	1,384	1,243	9,062	7,833	10,690	5,684	2,477
EBITDA	22,090	18,943	78,669	65,354	85,361	52,053	52,848
Strategic costs (1)	558	168	954	681	892	2,318	2,402
Loss on extinguishment and modification of debt	-	-	428	-	-	-	2,403
Stock-based compensation (2)	2,076	1,764	6,394	5,386	7,604	10,374	8,596
Delaware Voluntary Disclosure Agreement Program (3)	26	44	101	456	1,250	149	-
Transaction expenses, net (4)	375	546	1,769	2,543	3,147	2,513	(1,156)
Insurance proceeds in connection with natural disasters, net (5)	-	(326)	-	(621)	(621)	115	-
Impairments and loss on disposal of assets (6)	114	185	386	618	1,359	920	381
Recruiting and relocation costs (7)	359	305	634	415	465	681	351
Severance costs (8)	26	-	204	26	26	155	265
COVID-19 related charges (9)	-	-	-	-	-	-	211
Adjusted EBITDA	$25,624	$21,629	$89,539	$74,858	$99,483	$69,278	$66,301
Total revenues	$251,609	$219,212	$752,619	$646,918	$891,551	$730,162	$601,193
Net income (loss) margin	0.8%	2.5%	2.4%	3.5%	2.8%	0.9%	(0.4%)
Adjusted EBITDA margin	10.2%	9.9%	11.9%	11.6%	11.2%	9.5%	11.0%
Additional information							
Deferred rent expense (10)	$327	$661	$1,076	$1,575	$2,090	$2,418	($2,011)

(1) Represents costs related to process improvements and strategic initiatives. These costs are recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(2) Represents non-cash, stock-based compensation expense which is recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(3) Represents professional service costs incurred in connection with the Delaware Voluntary Disclosure Agreement Program related to unclaimed or abandoned property. These costs are recorded in General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(4) Represents costs incurred in connection with the acquisition of franchise-owned restaurants, expenses related to debt, secondary offering costs and, in 2024, an offsetting gain on release of contingent consideration liability.
(5) Represents insurance recoveries, net of costs incurred, in connection with hurricane damage, which were recorded in Other income, net on the Consolidated Statements of Operations and Comprehensive Income.
(6) Represents costs related to the disposal of assets due to retirements, replacements or certain restaurant closures. There were no impairments recognized during the periods presented.
(7) Represents costs incurred for hiring qualified individuals. These costs are recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(8) Severance costs are recorded in General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(9) Represents costs incurred in connection with the economic impact of the COVID-19 pandemic.
(10) Represents the non-cash portion of straight-line rent expense recorded within both Occupancy expenses and General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.

FIRST WATCH

16

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

Restaurant level operating profit and Restaurant level operating profit margin

Restaurant level operating profit and Restaurant level operating profit margin are not indicative of our overall results, and because they exclude corporate-level expenses, do not accrue directly to the benefit of our stockholders. We will continue to incur such expenses in the future. Restaurant level operating profit and Restaurant level operating profit margin are important measures we use to evaluate the performance and profitability of each operating restaurant, individually and in the aggregate and to make decisions regarding future spending and other operational decisions. We believe that Restaurant level operating profit and Restaurant level operating profit margin provide useful information about our operating results, identify operational trends and allow for transparency with respect to key metrics used by us in our financial and operational decision-making.

The adjacent table reconciles Income (Loss) from operations and Income (Loss) from operations margin, the most directly comparable GAAP financial measures, to Restaurant level operating profit and Restaurant level operating profit margin, respectively, for the periods indicated.

	THIRTEEN WEEKS		THIRTY-NINE WEEKS		FISCAL YEAR		
(in thousands)	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023	2023	2022	2021
Income (loss) from operations	$6,313	$7,738	$35,046	$34,412	$41,267	$16,913	$22,243
Less: Franchise revenues	(2,644)	(3,717)	(8,889)	(10,868)	(14,459)	(10,981)	(8,850)
Add:							
General and administrative expenses	27,680	25,179	82,527	73,168	103,121	84,959	70,388
Depreciation and amortization	15,153	10,434	41,960	28,992	41,223	34,230	32,379
Transaction expenses (income), net [(1)]	375	546	1,769	2,543	3,147	2,513	(1,156)
Impairments and loss on disposal of assets [(2)]	114	185	386	618	1,359	920	381
Costs in connection with natural disasters [(3)]	-	-	-	-	-	382	-
COVID-19 related charges [(4)]	-	-	-	-	-	-	19
Restaurant level operating profit	$46,991	$40,365	$152,799	$128,865	$175,658	$128,936	$115,404
Restaurant sales	$248,965	$215,495	$743,730	$636,050	$877,092	$719,181	$592,343
Income (loss) from operations margin	2.5%	3.6%	4.7%	5.4%	4.7%	2.4%	3.8%
Restaurant level operating profit margin	18.9%	18.7%	20.5%	20.3%	20.0%	17.9%	19.5%
Additional information							
Deferred rent expense (income) [(5)]	$277	$611	$927	$1,425	$1,891	$2,219	($2,075)

(1) Represents costs incurred in connection with the acquisition of franchise-owned restaurants, expenses related to debt, secondary offering costs and, in 2024, an offsetting gain on release of contingent consideration liability.
(2) Represents costs related to the disposal of assets due to retirements, replacements or certain restaurant closures. There were no impairments recognized during the periods presented.
(3) Represents insurance recoveries, net of costs incurred, in connection with hurricane damage, which were recorded in Other Income, net on the Consolidated Statements of Operations and Comprehensive Income (Loss).
(4) Represents costs incurred in connection with the economic impact of the COVID-19 pandemic.
(5) Represents the non-cash portion of straight-line rent expense recorded within Occupancy expenses on the Consolidated Statements of Operations and Comprehensive Income.

FIRST WATCH

17

18 The following definitions apply to these terms as used in this presentation: Adjusted EBITDA: a non-GAAP financial measure, is defined as net income (loss) before depreciation and amortization, interest expense, income taxes and items that the Company does not consider in the evaluation of its ongoing core operating performance. Adjusted EBITDA margin: a non-GAAP financial measure, is defined as Adjusted EBITDA as a percentage of total revenues. Average Unit Volume: the total restaurant sales (excluding gift card breakage) recognized in the comparable restaurant base, which is defined as the number of company-owned First Watch branded restaurants open for 18 months or longer as of the beginning of the fiscal year (“Comparable Restaurant Base”), divided by the number of restaurants in the Comparable Restaurant Base during the period. This measurement allows management to assess changes in consumer spending patterns at our restaurants and the overall performance of our restaurant base. Restaurant level operating profit: a non-GAAP financial measure, is defined as restaurant sales, less restaurant operating expenses, which include food and beverage costs, labor and other related expenses, other restaurant operating expenses, pre-opening expenses and occupancy expenses. Restaurant level operating profit excludes corporate-level expenses and items that are not considered in the Company’s evaluation of its ongoing core operating performance. Restaurant level operating profit margin: a non-GAAP financial measure, is defined as Restaurant level operating profit as a percentage of restaurant sales. Same-restaurant sales growth: the percentage change in year-over-year restaurant sales (excluding gift card breakage) for the comparable restaurant base, which is defined as the number of company-owned First Watch branded restaurants open for 18 months or longer as of the beginning of the fiscal year (“Comparable Restaurant Base”). For the thirteen weeks ended September 29, 2024 and October 1, 2023, there were 344 restaurants and 327 restaurants, respectively, in our Comparable Restaurant Base. Measuring our same-restaurant sales growth allows management to evaluate the performance of our existing restaurant base. We believe this measure is useful for investors to provide a consistent comparison of restaurant sales results and trends across periods within our core, established restaurant base, unaffected by results of store openings, closings, and other transitional changes. Same-restaurant traffic growth: the percentage change in traffic counts as compared to the same period in the prior year using the Comparable Restaurant Base. For the thirteen weeks ended September 29, 2024 and October 1, 2023, there were 344 restaurants and 327 restaurants, respectively, in our Comparable Restaurant Base. Measuring our same-restaurant traffic growth allows management to evaluate the performance of our existing restaurant base. We believe this measure is useful for investors because an increase in same-restaurant traffic provides an indicator as to the development of our brand and the effectiveness of our marketing strategy. System-wide restaurants: the total number of restaurants, including all company-owned and franchise-owned restaurants. System-wide sales: consists of restaurant sales from our company-owned restaurants and franchise-owned restaurants. We do not recognize the restaurant sales from our franchise- owned restaurants as revenue. DEFINITIONS

For more information, visit investors.firstwatch.com or email investors@firstwatch.com